Exhibit 10.82c


                         AMENDMENT NO. 1 TO
           THE STOCK OPTION AGREEMENT DATED APRIL 1, 1996


              This Amendment No. 1 to the Stock Option Agreement dated as of April 1, 1996 (the "Agreement") is made by and between Peter J. Ratican (the "Executive") and Maxicare Health Plans, Inc., a Delaware corporation (the "Company") and dated as of April 16, 1999.


                         R E C I T A L S

              WHEREAS, the Company has entered into a Settlement and Release Agreement of even date herewith (the "Settlement Agreement") with Peter J. Ratican ("Ratican") whereunder the terms of that certain Amended and Restated Employment and Indemnification Agreement dated as of April 1, 1996, as amended by Amendment No. 1 thereto, dated February 11, 1997, Amendment No. 2 thereto, dated March 28, 1998, Amendment No. 3 thereto, dated May 8, 1998 and Amendment No. 4 thereto of even date herewith by and between the Company and Ratican (collectively, the "Employment Agreement") will terminate on June 30, 1999 (the "Termination Date");

              WHEREAS, in connection with the Settlement Agreement and this Amendment No. 1, the Company and Executive have entered into Related Agreements as defined in the Settlement Agreement;

              WHEREAS, in connection with the Settlement Agreement and Related Agreements, Ratican and the Company agreed to extend the expiration date and adjust the exercise price of the stock options provided under the Agreement; and

              NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the Company and the Executive agree as follows:

              1. The effectiveness of this Amendment No. 1 shall be conditioned upon (i) the occurrence of the "Effective Date" as such term is defined in the Settlement Agreement; (ii) delivery of the fully executed Settlement Agreement and Related Agreements; (iii) the Effective Date of the Consulting Agreement between the Company and Elwood I. Kleaver, Jr. ("Kleaver") pursuant to which Kleaver agrees to function as the Company's Chief Operating Officer ("COO"); and (iv) unanimous approval of this Amendment No. 1 by the Board provided, however, that if such approval is not unanimous, Executive may elect to declare the Settlement Agreement and the Related Agreements null and void.




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              2.  The last sentence of Section  1 shall be restated as
follows:

                  "Subject to the preceding sentence, the Options shall be granted on the following dates:

                  (a) an Option to purchase 70,000 Option Shares on the date on which resolutions are adopted by the Shareholders app roving this Agreement;

                  (b) an Option to purchase 70,000 Option Shares on January 1, 1997;

                  (c) an Option to purchase 70,000 Option Shares on January 1, 1998;

                  (d) an Option to purchase 70,000 Option Shares on January 1, 1999;

                  (e)  [deleted]."

              3. All references to Section 1(e) and any provisions relating only to Section 1(e) are hereby deleted.

              4. Section 2(a) shall be deleted in its entirety and restated as follows:

                  "(a) The Option  Price  with  respect  to the Option
              Shares for each of the Options set forth in 1(a) through 1(c) above shall be $1.875 over the average closing pric e for the last five trading days immediately preceding the Effective Date. For purposes hereof, "Effective Date" shall be defined as set forth in the Settlement and Release Agreement between Executive and the Company."

              5.  Section 2(b) shall be renumbered Section 2(c).

              6. A new Section 2(b) shall be added to read as follows:

                  "(b) The Option  Price  with  respect  to the Option
              Shares for the options set forth in 1(d) above shall be the closing price of the Common Stock on the last trading date immediately preceding the grant date of the Option set forth in Section 1(d) above."

              7. Section 4 shall be amended and restated in its entirety as follows:
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                  "Each  Option  granted  pursuant  to  Sections  1(a)
              through 1(d) above, may be exercised in whole or in part at any time or from time to time by Executive on or before 12:00 midnight, California time on January 1, 2005 (the "Expiration Date")."

              8. The following shall be added to the end of the last sentence of the first paragraph of Section 5(a):

                  "Instead of  a  payment  by  cashier's  or certified
              check, Executive may pay the Option Price by providing a copy of instructions, in a format and upon such terms as the Company shall approve, to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate Option Price of such Options (a "cashless exercise")."

              9. Except as expressly set forth herein, all of the terms and conditions contained in the Agreement shall remain in full force and effect and shall not be modified by the terms hereof.

              10. If this Amendment No. 1 does not become effective, the provisions of the Agreement shall remain in full force and effect.

              IN WITNESS WHEREOF, the Company has executed this Amendment No. 1 as of the 16th day of April, 1999.


                                MAXICARE HEALTH PLANS, INC.


                                By:  /s/ Alan Bloom

                                Its: Secretary


                                 "EXECUTIVE"


                                /s/ Peter J. Ratican
                                Peter J. Ratican